UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2022 (December 15, 2022)

TREAN INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39392	84-4512647
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Lake Street West Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

(952) 974-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TIG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement

Transaction Structure; Transaction Consideration

On December 15, 2022, Trean Insurance Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Treadstone Parent Inc., a Delaware corporation (“Parent”), and Treadstone Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by affiliates of Altaris, LLC, a Delaware limited liability company (“Altaris”), subject to the terms and conditions set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) effective as of the effective time of the Merger (the “Effective Time”). As a result of the Merger, Merger Sub will cease to exist, and the Company will survive as a wholly-owned subsidiary of Parent.

A special committee (the “Special Committee”) of the Board of Directors of the Company (the “Board”), consisting solely of independent and disinterested directors, unanimously (i) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger, are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders (as defined in the Merger Agreement), (ii) determined that it is advisable and in the best interests of the Company and the Unaffiliated Stockholders to enter into, and approve, adopt and declare advisable, the Merger Agreement, and (iii) recommended that the Board determine that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (including the Unaffiliated Stockholders), determine that it is in the best interests of the Company and its stockholders (including the Unaffiliated Stockholders) to enter into, and approve, adopt and declare advisable, the Merger Agreement, approve the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions, upon the terms and subject to the conditions contained in the Merger Agreement, direct that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

The Board (other than Daniel Tully, who abstained from participating in the deliberations or voting on the matter due to his position as Co-Founder and Managing Director of Altaris), acting upon the recommendation of the Special Committee, unanimously (i) determined that the terms of the Merger Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and its stockholders (including the Unaffiliated Stockholders), (ii) determined that it is in the best interests of the Company and its stockholders (including the Unaffiliated Stockholders) to enter into, and approved, adopted and declared advisable, the Merger Agreement, (iii) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other Transactions, upon the terms and subject to the conditions contained in the Merger Agreement, (iv) directed that the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, be submitted to the stockholders of the Company, and (v) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement and approve the Transactions, including the Merger, at any meeting of the stockholders held for such purpose and any adjournment or postponement thereof.

As a result of the Merger, at the Effective Time, subject to any applicable withholding taxes, each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than Cancelled Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $6.15 in cash, without interest (the “Transaction Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•

each option to purchase Company Common Stock outstanding as of immediately prior to the Effective Time (each, a “Company Option”), whether vested or unvested, will be cancelled and will entitle the holder thereof to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, and (ii) the excess, if any, of the Transaction Consideration over the exercise price per share of Company Common Stock subject to such Company Option. Any Company Options outstanding with an exercise price equal to or in excess of the Transaction Consideration will be cancelled without any payment to the holder thereof;

•

each performance stock unit award of the Company outstanding as of immediately prior to the Effective Time (each, a “Company PSU Award”) will automatically become vested, will be cancelled and will entitle the holder thereof to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) a pro-rated number of shares of Company Common Stock that would have vested pursuant to the terms of such Company PSU Award based on projected performance through the end of the applicable performance period as set forth in the Merger Agreement, and (ii) the Transaction Consideration;

•

each market stock unit award of the Company outstanding as of immediately prior to the Effective Time (each, a “Company MSU Award”) will automatically become vested, will be cancelled, and will entitle the holder thereof to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock that would have vested pursuant to the terms of such Company MSU Award based on actual performance through the Effective Time, and (ii) the Transaction Consideration; and

•

each restricted stock unit award of the Company outstanding as of immediately prior to the Effective Time (each, a “Company RSU Award”) will automatically become fully vested, will be cancelled, and will entitle the holder thereof to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Company Common Stock subject to the Company RSU Award, and (ii) the Transaction Consideration.

Financing of the Merger

Parent and Merger Sub have secured committed financing for the Merger consisting of equity financing from certain funds affiliated with Altaris, the aggregate proceeds of which, along with Company cash on hand, will be sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses of the Parent and Merger Sub. The committed financing is subject to customary terms and conditions. Parent and Merger Sub have committed to use their reasonable best efforts to obtain the financing on the terms and conditions described in the commitment letter relating to the financing (the “Equity Commitment Letter”). The consummation of the Merger is not subject to a financing condition. The Company is a third-party beneficiary of the Equity Commitment Letter solely for the purpose and to the extent of the Company seeking specific performance of the rights granted to Parent under the Equity Commitment Letter to cause the providers of such equity financing to fund their respective equity financing commitments, subject to the terms and conditions of such Equity Commitment Letter and the Merger Agreement.

Conditions to the Merger

The consummation of the Merger is subject to the satisfaction or waiver of various customary conditions set forth in the Merger Agreement, including, but not limited to: (i) the adoption of the Merger Agreement and approval of the Merger and the other Transactions by (x) the holders representing a majority of the aggregate voting power of the outstanding shares of Company Common Stock beneficially owned by the Unaffiliated Stockholders (as defined in the Merger Agreement) entitled to vote thereon as well as (y) the holders representing a majority of the aggregate voting power of the outstanding shares of Company Common Stock entitled to vote thereon; (ii) all required insurance regulatory approvals (or the applicable regulatory authorities’ non-objection to requests for exemptions in respect thereof) shall have been obtained; (iii) the expiration or termination of any applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) the absence of any restraint or law preventing or prohibiting the consummation of the Merger; (v) the accuracy of Parent’s, Merger Sub’s, and the Company’s representations and warranties (subject to certain materiality qualifiers); (vi) Parent’s, Merger Sub’s, and the Company’s compliance in all material respects with their respective obligations under the Merger Agreement; and (vii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement.

No Solicitation of Competing Offers; Fiduciary-Out

Upon the Company’s entry into the Merger Agreement, the Company became subject to customary exclusivity and “no shop” restrictions that restrict the Company’s ability to solicit proposals from, provide information to, and engage in discussions with, any third parties with respect to the acquisition of the Company.

Subject to certain customary “fiduciary out” exceptions, the Special Committee and the Board are required to recommend that the Company’s stockholders vote in favor of the adoption of the Merger agreement and the approval of the Merger and the other Transactions. However, the Board (acting on the recommendation of the Special Committee) or the Special Committee may, prior to the receipt of the requisite stockholder approvals, make a Company Adverse Recommendation Change (as defined in the Merger Agreement) in connection with a Company Superior Proposal or an Intervening Event (each as defined the Merger Agreement) if the Company complies with certain notice and other requirements set forth in the Merger Agreement, including the payment of the Company Termination Fee (as defined below) to Parent or its designee.

Termination and Termination Fees

Either the Company (upon approval of the Special Committee) or Parent may terminate the Merger Agreement in certain circumstances, including if: (i) the Merger shall not have been consummated on or prior to 12:01 a.m. (New York City time) on September 15, 2023 (the “End Date”); (ii) a governmental authority of competent jurisdiction has issued a final non-appealable order prohibiting the consummation of the Merger; (iii) the requisite stockholder approvals are not obtained at the stockholders’ meeting duly convened therefor; or (iv) the other party breaches, and does not cure within 30 days, any representation or covenant that would cause the related condition to the other party’s obligation to consummate the Merger not to be satisfied, in each case subject to certain limitations set forth in the Merger Agreement.

The Company may also terminate the Merger Agreement if, prior to receipt of the requisite stockholder approvals, the Board (upon approval of the Special Committee) or the Special Committee shall have authorized the Company to enter into an acquisition agreement providing for a Company Superior Proposal and, immediately prior to or concurrently with such termination, the Company pays a termination fee of $9.45 million (the “Company Termination Fee”) to Parent.

Parent may terminate the Merger Agreement, and receive the Company Termination Fee from the Company, if, prior to obtaining the requisite stockholder approvals, a Company Adverse Recommendation Change has occurred.

The Company will also be required to pay the Company Termination Fee if (i) a third party publicly discloses a Company Takeover Proposal (as defined in the Merger Agreement) after the date of the Merger Agreement and such Company Takeover Proposal is not withdrawn prior to the termination of the Merger Agreement, and thereafter the Merger Agreement is terminated by (A) either the Company or Parent as a result of the Merger not having been consummated on or prior to the End Date, (B) Parent as a result of a breach by the Company of any representation or covenant which breach is not cured and would result in a failure of certain conditions to closing being satisfied, subject to certain limitations set forth in the Merger Agreement, or (C) Parent or the Company as a result of the Company failing to obtain the requisite stockholder approvals; and (ii) at any time within the 12 months following such termination, the Company enters into a definitive agreement involving a Company Takeover Proposal that is subsequently consummated (whether within such 12-month period or thereafter). The aggregate monetary liability of the Company and any of its affiliates on the one hand, or Parent, Merger Sub or any of their affiliates on the other hand, relating to or arising out of the Merger Agreement or any Ancillary Agreement (as such term is defined in the Merger Agreement) or the transactions contemplated thereby (including damages for Willful and Material Breach (as defined in the Merger Agreement) or Fraud (as defined in the Merger Agreement) by any party) shall not in any event exceed, in the aggregate, $18.9 million (the “Damages Cap”). Certain funds affiliated with Altaris have provided a limited guarantee in favor of the Company to guarantee, upon the terms and subject the conditions contained in such limited guarantee, any monetary damages payable by Parent, Merger Sub or any of their affiliates in a maximum aggregate amount equal to the Damages Cap.

Other Terms of the Merger Agreement

The Company has made customary representations, warranties, and covenants in the Merger Agreement, including, among others, covenants to use its commercially reasonable efforts to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement and to not engage in specified types of transactions during this period, subject to certain exceptions. If the Merger is consummated, the shares of Company Common Stock will be delisted from the Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended.

Summary Disclaimer

The foregoing description of the Merger Agreement does not purport to be, and is not, complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

A copy of the Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Parent or their respective businesses. The representations, warranties, and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, are subject to certain limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in certain reports including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Quarterly Reports on Form 10-Q and other reports filed by the Company with the Securities and Exchange Commission (the “SEC”) after the date thereof, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, the Company, Altaris Partners, LLC, a Delaware limited liability company, and certain other affiliates of Altaris entered into a Voting and Support Agreement (the “Voting and Support Agreement”) with respect to all shares of Company Common Stock owned by Altaris and its affiliates, as set forth in the Voting and Support Agreement (collectively, the “Owned Shares”).

Altaris and its affiliates collectively hold approximately 47% of the voting power of the issued and outstanding Company Common Stock, and have agreed to vote all of the Owned Shares:

•

in favor of the Merger, the adoption of the Merger Agreement, each of the other actions contemplated by the Merger Agreement or necessary or desirable in furtherance of the Merger and the other transactions contemplated by the Merger Agreement and the adjournment of any meeting of the Company’s stockholders in accordance with the Merger Agreement; and

•	against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.

The Voting and Support Agreement will terminate upon the earlier to occur of the Effective Time, the valid termination of the Merger Agreement in accordance with its terms, by mutual agreement of the parties.

The foregoing description of the Voting and Support Agreement does not purport to be and is not complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference

Third Amendment to the Second Amended and Restated Credit Agreement

On December 15, 2022, the Company and certain of its subsidiaries entered into the Third Amendment (the “Third Amendment”) to the Company’s Second Amended and Restated Credit Agreement, dated as of July 16, 2020, with the lenders party thereto from time to time and First Horizon Bank, in its capacity as administrative agent and collateral agent for such lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Third Amendment, among other things, modifies the Credit Agreement in certain respects to permit and accommodate the Merger.

The foregoing description of the Third Amendment does not purport to be and is not complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.2 and the terms of which are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the Company’s stockholders and the receipt of certain regulatory approvals; (iii) the occurrence of any event, change, or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally; (v) risks that the proposed transaction disrupts the Company’s current plans and operations; (vi) the Company’s ability to retain and hire key personnel in light of the proposed transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges, or expenses resulting from the proposed transaction; (ix) potential litigation relating to the Merger that could be instituted against Altaris, the Company, or their respective directors, managers, or officers, including the effects of any outcomes related thereto; (x) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, or pandemics, including the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xii) other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2022 and subsequent filings; and (xiii) those risks and uncertainties that will be described in the proxy statement that will be filed with the SEC (if and when it becomes available) from the sources indicated below, including any considerations taken into account by the Special Committee and the Board of Directors in approving the merger agreement and recommending to the Company’s stockholders that they adopt and approve the merger agreement. While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find it

In connection with the Merger, the Company intends to file a preliminary proxy statement on Schedule 14A with the SEC. The Company and Parent intend to jointly file a transaction statement on Schedule 13E-3 with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING THE DEFINITIVE PROXY STATEMENT (IF AND WHEN IT BECOMES AVAILABLE), THAT ARE FILED OR WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER, AND RELATED MATTERS. The definitive proxy statement (if and when it becomes available) will be mailed to stockholders of the Company. Stockholders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, stockholders may obtain free copies of the documents (if and when they become available) on the Company’s website, www.trean.com, under the heading “Investor Relations.”

Participants in the Solicitation

The Company and certain of its directors, executive officers, and other employees, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger and their respective direct and indirect interests in the Merger, by security holdings or otherwise, will be included in the definitive proxy statement and other materials to be filed with the SEC in connection with the Merger (if and when they become available). Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on April 5, 2022. To the extent that holdings of Company’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 15, 2022, by and among Trean Insurance Group, Inc., Treadstone Parent Inc., and Treadstone Merger Sub Inc.*

10.1	Voting and Support Agreement, dated as of December 15, 2022, by and among Trean Insurance Group, Inc., AHP-BHC LLC, AHP-TH LLC, ACP-BHC LLC, ACP-TH LLC and Altaris Partners, LLC.

10.2	Third Amendment to Second Amended and Restated Credit Agreement by and among Trean Insurance Group, Inc., Trean Corporation, Benchmark Administrators, LLC, the lenders party thereto and First Horizon Bank, as administrative agent, dated December 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2022

TREAN INSURANCE GROUP, INC.

By:	/s/ Nicholas J. Vassallo
Name:	Nicholas J. Vassallo
Title:	Chief Financial Officer